EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-113718) pertaining to the 2002 Stock Plan, the 2002 Executive Stock Plan, the 2004 Stock Plan, and the 2004 Employee Stock Purchase Plan of Tercica, Inc. of our report dated March 18, 2005, with respect to the financial statements of Tercica, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California

June 27, 2005